NSAR ITEM 77O
VK Bond Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of      Date of
                                 From          shares  underwriting Purchase
                                             Purchased
1              Singapore        Salomon     200,000       0.040     11/15/01
               Telecommunica-   Brothers
               Tions, Ltd.

Underwriting Participants:

Underwriting #1
Citicorp Investment Bank Singapore Ltd
Goldman Sachs
Deutsche Bank
JP Morgan Securities
Morgan Stanley Dean Witter